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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 2, 1998
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                       INKINE PHARMACEUTICAL COMPANY, INC.
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               (Exact Name of Registrant as Specified in Charter)

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
New York                                                0-24972                               13-3754005
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(State or Other Jurisdiction                   (Commission File Number)                    (I.R.S. Employer
of Incorporation)                                                                         Identification No.)
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
Sentry Park East, 1720 Walton Road, Blue Bell, Pennsylvania                                    19422
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(Address of Principal Executive Offices)                                                     (Zip Code)
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Registrant's telephone number, including area code:  (610) 260-9350
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ITEM 4.     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

            For more than the two most recent fiscal years of InKine
Pharmaceutical Company, Inc. (the "Company"), the independent auditors of the Company have been Richard A. Eisner & Company, L.L.P. Upon the recommendation of the Audit Committee of the Company's Board of Directors, Richard A. Eisner &
Company, L.L.P. has been dismissed effective February 2, 1998. The report by Richard A. Eisner & Company, L.L.P. on the financial statements of the Company at and for the year ended June 30, 1997 contained an explanatory paragraph concerning the Company's ability to continue as a going concern. The decision to change accountants was resulted from developments since the end of the last fiscal year, including the completion of a private placement of common stock for gross proceeds of $17 million, the acquisitions of CorBec Pharmaceuticals, Inc.
and Sangen Pharmaceutical Company, and the restructuring of the company's management. The Audit Committee's action did not result from any disagreement or advice given on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company solicited proposals from three auditing firms, including Richard A. Eisner & Company, L.L.P. KPMG Peat Marwick LLP was chosen as a result of this process, and was engaged by the Company as its principal auditors on February 2, 1998.

ITEM 7.     EXHIBITS

            (a)  Exhibits

                 16.   Letter of Richard A. Eisner & Co., L.L.P.

                                  SIGNATURE

                 Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     INKINE PHARMACEUTICAL COMPANY, INC.

                     By:      /s/ ROBERT F. APPLE
                         ---------------------------------------------
                           Robert F. Apple
                           Vice President, Finance and Administration

Dated: February 9, 1997


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                                EXHIBIT INDEX

16  Letter of Richard A. Eisner & Co., L.L.P.















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